Exhibit 99.1

SUMMARY OF CERTAIN TERMS OF THE IAC/INTERACTIVECORP
2018 STOCK AND ANNUAL INCENTIVE PLAN

The principal features of the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan (the “2018 Stock Plan”) are described below. This summary is qualified in its entirety by reference to the full text of the 2018 Stock Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Administration

The 2018 Stock Plan is administered by the Compensation and Human Resources Committee (or such other committee of IAC’s Board of Directors (the “Board”) as the Board may from time to time designate, and for purposes of this summary, the “Committee”). Among other things, the Committee has the authority to select individuals to whom awards may be granted and to determine the types of awards granted, the number of shares of IAC common stock underlying awards and the terms and conditions of awards.

Term

Awards may be granted under the 2018 Stock Plan for ten years following June 28, 2018 (the date on which IAC’s stockholders approved the 2018 Stock Plan).

Eligibility

Awards may be granted under the 2018 Stock Plan to current or prospective officers, employees, directors and consultants of IAC and its subsidiaries and affiliates.

Shares Subject to the 2018 Stock Plan

Overview. The 2018 Stock Plan provides that the aggregate number of shares of IAC common stock subject to grant under the 2018 Stock Plan cannot exceed 10,000,000. The maximum number of shares of IAC common stock that may be granted pursuant to incentive stock options is 10,000,000. The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement.

The shares of IAC common stock subject to grant under the 2018 Stock Plan may be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board. To the extent that any award is forfeited or any stock option or stock appreciation right terminates, expires or lapses without being exercised or any award is settled for cash, the shares of IAC common stock underlying such awards will again be available for awards under the 2018 Stock Plan. If the exercise price of a stock option and/or the tax withholding obligations relating to an award are satisfied by delivering shares of IAC common stock (by either actual delivery or by attestation), only the number of shares of IAC common stock issued net of the shares delivered or attested to will be deemed delivered for purposes of the limits set forth in the 2018 Stock Plan. To the extent any shares of IAC common stock underlying an award are withheld to satisfy the exercise price of a stock option and/or the tax withholding obligations relating to an award, such shares shall be deemed not delivered for purposes of the limits set forth in the 2018 Stock Plan.

The types of stock-based and other awards that can be granted under the 2018 Stock Plan are summarized below.

Stock Options and SARs. The 2018 Stock Plan provides for the award of stock options and stock appreciation rights (“SARs”). Stock options can either be incentive stock options (“ISOs”) or non-qualified stock options and SARs can be granted either alone or in tandem with stock options. The exercise price of stock options and SARs cannot be less than 100% of the Fair Market Value (per the 2018 Stock Plan, the closing price of IAC common stock on the grant date, unless otherwise determined by the Committee) of IAC common stock on the grant date. Stock options and SARs cannot be repriced without stockholder approval.

Holders of stock options may pay the exercise price: (i) in cash, (ii) if approved by the Committee, in shares of IAC common stock (valued at Fair Market Value), (iii) with a combination of cash and shares of IAC common stock, (iv) by way of a “cashless exercise” through a broker approved by IAC or (v) by withholding shares of IAC common stock otherwise receivable on exercise. The Committee determines the term of stock options and SARs, which term may not exceed ten years from the grant date. The Committee determines the vesting and exercise schedules for stock options and SARs, which the Committee may waive or accelerate at any time, and the extent to which these awards will be exercisable after a termination of employment. Generally, unvested stock options and SARs terminate upon a termination of employment and vested stock options and SARs will remain exercisable for one (1) year after death, disability or retirement and ninety (90) days after a termination of employment for any other reason. Vested stock options and SARs also terminate upon a termination of employment for cause. Stock options and SARs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of non-qualified stock options or SARs, as otherwise expressly permitted by the Committee (including, if so permitted, pursuant to a transfer to family members or a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise).

Restricted Stock. The 2018 Stock Plan provides for the award of shares of IAC common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2018 Stock Plan and as may be otherwise determined by the Committee (“Restricted Stock”). Except for these restrictions and any others imposed by the Committee, upon the grant of an award of Restricted Stock, holders will have rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and to receive all dividends and other distributions paid or made with respect to such shares, on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Committee: (i) cash dividends on shares of Restricted Stock shall be automatically reinvested in additional shares of Restricted Stock and (ii) dividends payable in shares of IAC common stock shall be paid in the form of additional shares of Restricted Stock, which in both cases, shall vest in accordance with the vesting schedule of the initial award. Grants of Restricted Stock under the 2018 Stock Plan may or may not be subject to performance conditions. Shares of Restricted Stock may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.

RSUs. The 2018 Stock Plan provides for the award of restricted stock units (“RSUs”) denominated in shares of IAC common stock that will be settled, subject to the terms and conditions of the RSUs, in cash, shares of IAC common stock or a combination thereof, based upon the Fair Market Value of the number of shares of IAC common stock vesting. RSUs are not shares of IAC common stock and as a result, holders do not have the rights of a stockholder. RSU award agreements will specify whether, to what extent and on what terms and conditions the shares of IAC common stock underlying the awards will be credited for dividends (if at all). RSUs granted under the 2018 Stock Plan may or may not be subject to performance conditions. RSUs may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.

Other Stock-Based Awards. The 2018 Stock Plan also provides for the award of other IAC common stock -based awards and awards that are valued in whole or in part by reference to (or are otherwise based on) shares of IAC common stock (including unrestricted stock, dividend equivalents and convertible debentures).

Cash-Based Awards. Lastly, the 2018 Stock Plan provides for cash-based awards settleable in cash, shares of IAC common stock or a combination thereof.

Performance Goals

The 2018 Stock Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the 2018 Stock Plan.

Change in Control

Unless otherwise provided by the Committee, upon a termination of employment (other than for cause or disability) or resignation for good reason during the two-year period following a change in control:

•                  all stock options and SARs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and exercisable and will remain exercisable for the greater of: (i) the period that they would have remained exercisable absent the change in control provision and (ii) the lesser of the original term or one (1) year following such termination or resignation;

•                  all restrictions applicable to shares of Restricted Stock outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will lapse and such shares of Restricted Stock will become fully vested and transferable; and

•                  all RSUs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and such RSUs will be settled in cash, shares of IAC common stock or a combination thereof as promptly as practicable.

Amendment and Discontinuance

The 2018 Stock Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may impair the rights of award holders without their consent. Amendments to the 2018 Stock Plan will require stockholder approval to the extent such approval is required by applicable law or the listing standards of the applicable exchange. Unless  previously discontinued by the Board, the 2018 Stock Plan will terminate on June 28, 2028.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards to be made under the 2018 Stock Plan based upon the laws in effect as of the date of this Current Report on Form 8-K. The discussion is general in nature and does not take into account a number of considerations which may apply in light of individual circumstances. In addition, the income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A holder will not recognize taxable income when a non-qualified stock option is granted and we will not be entitled to a tax deduction at such time. A holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option equal to the excess of the Fair Market Value of the shares of IAC common stock purchased over their exercise price and we generally will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) apply.

ISOs. A holder will not recognize taxable income when an ISO is granted. A holder will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an ISO. If the holder does not sell or otherwise dispose of the shares of IAC common stock acquired upon the exercise of an ISO within two (2) years from the date the ISO was granted or within one (1) year from the date the holder acquired the shares of IAC common stock, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss and we will not be entitled to any deduction. If, however, such shares of IAC common stock acquired are disposed of within such two (2) or one (1) year periods, then in the year of such disposition the holder will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the Fair Market Value of such shares on the date of exercise over the exercise price and we generally will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Code apply. The excess of the amount realized through the disposition date over the Fair Market Value of the shares of IAC common stock on the exercise date will be treated as capital gain.

SARs. A holder will not recognize taxable income when a SAR is granted and we will not be entitled to a tax deduction at such time. Upon the exercise of a SAR, a holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) equal to the Fair Market Value of any shares of IAC common stock delivered (and the amount of cash paid by us (if any)) and we generally will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Code apply.

Restricted Stock. A holder will not recognize taxable income when an award of Restricted Stock is granted and we will not be entitled to a tax deduction at such time, unless the holder makes an election under Section 83(b) of the Code to be taxed at grant. If such an election is made, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the grant date equal to the Fair Market Value of the shares of Restricted Stock at such time. If such an election is not made, the holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at vesting in an amount equal to the Fair Market Value of the shares at such time. The Company is entitled to a corresponding deduction at the time ordinary income is recognized by holders, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, dividends credited to shares of Restricted Stock prior to vesting for which the above-described election has not been made will be compensation taxable as ordinary income (and subject to income tax withholding in the case of employees), rather than as dividend income, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

RSUs. A holder will not recognize taxable income when RSUs are granted and we will not be entitled to a tax deduction at such time. A holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at vesting in an amount equal to the Fair Market Value of any shares of IAC common stock delivered (and the amount of cash paid by us (if any)) and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m). Under Section 162(m) of the Code, compensation (including compensation under the 2018 Stock Plan) in any calendar year in excess of $1 million for any individual who serves as a named executive of the Company in 2018 or thereafter will not be deductible, unless such compensation is grandfathered under the Tax Cuts and Jobs Act of 2017.

The general tax discussion above is intended for informational purposes only and not as tax guidance to holders of awards granted under in the 2018 Stock Plan. Holders of awards under the 2018 Stock Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2018 Stock Plan.